Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests In

UBS MULTI-STRAT FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase
Dated September 24, 2010

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY BNY MELLON ALTERNATIVE
INVESTMENT SERVICES EITHER BY MAIL OR BY FAX
BY THE END OF THE DAY ON
FRIDAY, OCTOBER 22, 2010, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

UBS Alternative Investments US
c/o BNY Mellon Alternative Investment Services
P.O. Box 857
Claymont, Delaware 19703-9911

Attn:  Tender Offer Administrator
For additional information:
Phone:	(877) 431-1973
Fax:	(302) 793-8201
(302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Alternative Investment Services and not to your Financial Advisor.

UBS MULTI-STRAT FUND, L.L.C.

You are responsible for confirming that this Notice is received by BNY Mellon Alternative
Investment Services.  To assure good delivery, please send this page to BNY Mellon
Alternative Investment Services and not to your Financial Advisor.  If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable): ☐☐ ☐☐☐☐☐ ☐☐

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name and Title of Co-Signatory: